ITEM 5. OTHER EVENTS

On October 1, 2001, Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT), acquired the partnership interests of Fremont Storage Partners II, LLC and Fremont FSP II, LLC (collectively "Fremont") in Shurgard/Fremont Partners II, a Washington general partnership (the "Partnership"). The Partnership owns 16 properties, and is now wholly owned by Shurgard, directly and indirectly through a wholly owned subsidiary. The acquisition was made in accordance with the option agreement entered into at the formation of the Partnership in 1999. The purchase price for the Fremont Partnership interest was approximately $38 million and was determined in accordance with the formula provided for in the option agreement. The Partnership's secured bank financing of approximately $63 million was retired in connection with the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SHURGARD STORAGE CENTERS, INC.

Dated: October 4, 2001

                                                    By /s/ Harrell Beck

                                                    Harrell Beck, Senior Vice President,

                                                    Chief Financial Officer and Treasurer